Exhibit 16.1

April 5, 2011

Securities and Exchange Commission

Washington, D.C.  20549

Commissioners:

We have read Kodiak Oil & Gas Corp.’s statements included under Item 4.01 of its Form 8-K filed on April 5, 2011 and we agree with such statements concerning our Firm.

/s/ HEIN & ASSOCIATES LLP

HEIN & ASSOCIATES LLP

717 17th Street, 16th Floor

Denver, Colorado  80202-3323

Phone: 303-298-9600

Fax: 303-298-8118

www.heincpa.com